UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2011

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2011, Loral Space & Communications Inc. (the "Company"), along with Telesat Holdings Inc. (Telesat Holdings"), Telesat Canada ("Telesat"), the Public Sector Pension Investment Board ("PSP") and 4440480 Canada Inc., an indirect wholly-owned subsidiary of the Company (the "Special Purchaser"), entered into Grant Agreements (the "Grant Agreements") with Daniel Goldberg, Michael C. Schwartz and Michel G. Cayouette (each, a "Participant" and collectively, the "Participants"). Each of the Participants is an executive of Telesat, which is owned by the Company together with its Canadian partner, PSP, through their ownership of Telesat Holdings. The Grant Agreements amend and restate grants previously approved and made in September 2008. Mr. Goldberg’s agreement is effective as of May 20, 2011, and the agreements for each of Messrs. Schwartz and Cayouette are effective as of May 31, 2011.

The Grant Agreements confirm grants of Telesat stock options to the Participants and provide for certain rights, obligations and restrictions related to such stock options, which include, among other things, the right of each Participant to require Telesat to cause the Special Purchaser to purchase a portion of the shares in Telesat owned by him, or that are issuable to him under Telesat’s Management Stock Incentive Plan at the relevant time, in the event that more than 90% of Company’s common stock is acquired by an unaffiliated third party that does not also purchase all of PSP’s and its affiliates’ interest in Telesat Holdings. Should Telesat and/or the Special Purchaser be prohibited by applicable law or under the terms of any credit agreement applicable to Telesat from purchasing such shares, or otherwise default on such purchase obligation, pursuant to the terms of the Grant Agreements, the Company may be required to purchase the shares in the place of Telesat and/or the Special Purchaser. The foregoing description of the Grant Agreements is not intended to be complete and is qualified in its entirety by reference to the Grant Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 9.01 Financial Statements and Exhibits.

10.1 Grant Agreement, dated as of May 20, 2011, by and among Telesat Holdings Inc., Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Daniel Goldberg.

10.2 Grant Agreement, dated as of May 31, 2011, by and among Telesat Holdings Inc., Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Michael C. Schwartz.

10.3 Grant Agreement, dated as of May 31, 2011, by and among Telesat Holdings Inc., Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Michel G. Cayouette.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

June 13, 2011	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Grant Agreement, dated as of May 20, 2011, by and among Telesat Holdings Inc., Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Daniel Goldberg.
10.2	Grant Agreement, dated as of May 31, 2011, by and among Telesat Holdings Inc., Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Michael C. Schwartz.
10.3	Grant Agreement, dated as of May 31, 2011, by and among Telesat Holdings Inc., Telesat Canada, Loral Space & Communications Inc., the Public Sector Pension Investment Board, 4440480 Canada Inc. and Michel G. Cayouette.